EXHIBIT 99.1

DaVita Inc. Provides Commentary on the COVID-19 Pandemic

DENVER (April 13, 2020) - DaVita Inc., a leading provider of kidney care services, today provided the following commentary regarding the COVID-19 pandemic.

Clinical and operating response to COVID-19
As a caregiving organization, DaVita is focused on the well-being of its patients, caregivers, and physician partners. In this time of public health crisis, DaVita is taking significant steps to continue to provide high-quality care for more than 200,000 patients whose lives depend on receiving dialysis treatment multiple times each week. DaVita’s caregivers are on the front lines, providing life-sustaining care for these complex, at-risk patients. DaVita is proud of the more than 50,000 DaVita dialysis nurses, patient care technicians, social workers, dieticians and other caregivers who are stepping up in extraordinary ways, day and night, to help ensure the safety of its patients. DaVita’s platform supporting in-center, hospital and home dialysis care has benefitted patients in this crisis as patients often require more than one site of care as their needs evolve.
DaVita has been working collaboratively with the U.S. Department of Health and Human Services (HHS), the Centers for Medicare and Medicaid Services (CMS), the Centers for Disease Control (CDC), the American Society of Nephrology, and dialysis providers nationwide to ensure the dialysis community is able to support each other. DaVita implemented a Prepare, Prevent and Respond protocol and is working in lockstep with the CDC on infection control and clinical best practices in response to COVID-19. Such enhanced practices include:

•	Restricting entry to its clinics to only patients and medical professionals;

•	Screening every person who enters a DaVita center for symptoms and exposure to COVID-19;

•	Providing masks to every caregiver and patient who enters the centers and requiring they be worn at all times in the clinic;

•	Securing appropriate personal protective equipment (PPE) to maintain protocols that meet and exceed CDC guidelines for the safety of caregivers;

•	Securing COVID-19 testing for patients and caregivers; and

•	Treating patients who have or are suspected of having COVID-19 separately from other patients.

In addition to focusing on the health and safety of DaVita’s own patients and care teams, DaVita also has been guided by a desire to do its part to preserve precious hospital resources. In a collaboration announced earlier this month, DaVita worked with CMS and others in the dialysis industry to provide designated capacity in its clinic system to treat any dialysis patient who is or is suspected to be COVID-19 positive. By ensuring that dialysis patients can continue to receive treatment in an outpatient setting, regardless of the location of the patient’s normal site of care, DaVita seeks to help prevent the build-up in toxins in patients’ blood and thus help maintain the strength of their immune systems while also preventing unnecessary hospitalizations.
Financial Operations and Balance Sheet

DaVita has maintained business process continuity during the pandemic by enabling most back office teammates to work productively remotely, and the company has not experienced any significant issues in billing or cash collections as of the end of the first quarter. This transition combined with a strong balance sheet has allowed the company to avoid any meaningful deterioration of its liquidity position resulting from the COVID-19 crisis at this time.

At the end of fiscal year 2019, the company had a leverage ratio of 3.08x, compared to the maximum leverage covenant of 5.00x under its credit agreement.

Additionally, to enhance the company’s financial flexibility, the company drew down $500 million from its available revolving credit facility in March.

Expected First Quarter 2020 Financial Performance

Financial impacts of COVID-19 on the company were not felt until late into the first quarter. Though the company has not yet finalized its first quarter financial results, DaVita currently expects no significant impact from COVID-19 on its first quarter financial results. DaVita will discuss the details of the quarter in its scheduled earnings call on May 5, 2020.

Potential Impact of COVID-19

DaVita commends the swift and bold action by the federal government through HHS to support healthcare providers, like DaVita, in this time of crisis. While the details of the program have not been announced, the expressed intent of the CARES Act is to help defray the significant healthcare-related expenses and lost revenue attributable to COVID-19. DaVita expects that the short-term financial impact of COVID-19 resulting from its increased costs, lost revenue and its increase in the treatment of the uninsured, may be offset by the CARES Act payment DaVita received of approximately $ 240 million. However, DaVita’s ability to utilize and retain the full amount will depend on the magnitude, timing and nature of the impact of COVID-19, as well as on the guidelines and rules of the program, which have not yet been announced. The company also currently estimates increased revenue from the suspension of 2% Medicare sequestration from May 1, 2020, through December 31, 2020 to be approximately $50 million.

Because of the uncertainty created by the COVID-19 pandemic, DaVita’s future results could vary materially from the guidance we have provided. DaVita believes the long-term impact of COVID-19 will be primarily driven by the severity and duration of the pandemic, the pandemic’s impact on the U.S. and global economies and the timing, scope and effectiveness of federal, state and local governmental responses. At this time, the company cannot reasonably estimate the ultimate impact COVID-19 will have on us, but the adverse impact could be material.

Among other things, potential impact of the pandemic on DaVita’s results includes:

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The likelihood of higher salary and wage expense resulting from incremental hours and overtime needed to create dedicated care shifts to care for patients with confirmed or suspected COVID-19.  In response to the challenges presented by COVID-19, the company announced programs that both increase pay for overtime hours worked by caregivers as well as provide reimbursement to its workers of estimated costs resulting from COVID-19. DaVita also worked to provide holistic support by ramping up other essential relief programs such as backup child care and modified sick leave policies.

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The likelihood of increased supply costs due to elevated demand nationwide for PPE because of the current pandemic. Although DaVita has not experienced any shortage of key supplies to date, the effort to procure and associated costs have both increased dramatically. Like other healthcare providers, DaVita appreciates the federal and state governments’ efforts to secure the availability of PPE such as masks, shields, and gowns.

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The likelihood of a negative impact on revenue from COVID-19 due to lower treatment volumes from patient hospitalizations, missed treatments, or deaths. At this time, the company cannot reasonably estimate the magnitude or duration of the impact, but this adverse impact could be material. Because ESRD patients generally have comorbidities, several of which are risk factors for COVID-19, DaVita expects the infection rate and mortality rate of infected patients to be worse in the dialysis population than in age matched cohorts from the general population.

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The likelihood of a reduced share of DaVita’s patients being covered by commercial insurance plans, with more patients being covered by lower-paying government insurance programs or being uninsured, if the United States experiences longer-term, increased unemployment levels, which could materially negatively impact the company’s future revenue. The impact of this may be delayed or mitigated as a result of patients accessing COBRA and exchange plans but could have a material impact on the company’s longer term earnings.

The COVID-19 pandemic is evolving rapidly. To the extent there are material developments over the coming weeks, the company intends to provide additional information on its earnings conference call scheduled for Tuesday, May 5, 2020.

About DaVita Inc.
DaVita (NYSE: DVA) is a health care provider focused on transforming care delivery to improve quality of life for patients globally. The company is one of the largest providers of kidney care services in the U.S. and has been a leader in clinical quality and innovation for more than 20 years. Through DaVita Kidney Care, the company treats patients with chronic kidney failure and end stage kidney disease. DaVita is committed to bold, patient-centric care models, implementing the latest technologies and moving toward integrated care offerings for all. Through these efforts, DaVita has also become the largest provider of home dialysis in the country. As of December 31, 2019, DaVita served 206,900 patients at 2,753 outpatient dialysis centers in the United States. The company also operated 259 outpatient dialysis centers in ten countries worldwide. DaVita has reduced hospitalizations, improved mortality, and worked collaboratively to propel the kidney care industry to adopt an equitable and high-quality standard of care for all patients, everywhere. To learn more, visit DaVita.com/About.

Forward-Looking Statements
All statements in this release, other than statements of historical fact, are forward-looking statements and as such are intended to be covered by the safe harbor for "forward-looking statements" provided by the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, among other things, DaVita's response to and the expected future impacts of COVID-19, including, without limitation, on our patients, teammates, physician partners, suppliers, business, operations, financial condition and results of operations, including, without limitation, statements about our balance sheet and liquidity, our expenses, revenues, billings and collections and first quarter 2020 results, utilization of the CARE Act payment, availability of supplies, treatment volumes, number of patients under commercial insurance, and overall impact on our patients. Without limiting the foregoing, statements including the words "expect," "intend," "will," “could,” "plan," "anticipate," "believe," and similar expressions are intended to identify forward-looking statements. These forward-looking statements are based on DaVita's current expectations and are based solely on information available as of the date of this release. DaVita undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of changed circumstances, new information, future events or otherwise. Actual future events and results could differ materially from any forward-looking statements due to numerous factors that involve substantial known and unknown risks and uncertainties. These risks and uncertainties include, among other things:

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the impact of the dynamic and rapidly evolving COVID-19 pandemic, including, without limitation, on our patients, teammates, physician partners, suppliers, business, operations, reputation, financial condition and results of operations, the government’s response to the COVID-19 pandemic, and the consequences of an economic downturn resulting from the impacts of COVID-19, any of which may also have the effect of heightening many of the other risks and uncertainties discussed below;

•	the ultimate terms and conditions of the CARES Act and our ability to utilize and retain amounts received under the CARES Act or subsequent legislation,

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the concentration of profits generated by higher-paying commercial payor plans for which there is continued downward pressure on realized payment rates, and a reduction in the number of patients under such plans, including without limitation as a result of restrictions or prohibitions on the use and/or availability of charitable premium assistance, which may result in the loss of revenues or patients, or our making incorrect assumptions about how our patients will respond to any change in financial assistance from charitable organizations;

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noncompliance by us or our business associates with any privacy or security laws or any security breach by us or a third party involving the misappropriation, loss or other unauthorized use or disclosure of confidential information;

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the extent to which the ongoing implementation of healthcare reform, or changes in or new legislation, regulations or guidance, enforcement thereof or related litigation result in a reduction in coverage or reimbursement rates for our services, a reduction in the number of patients enrolled in higher-paying commercial plans, or other material impacts to our business; or our making incorrect assumptions about how our patients will respond to any such developments;

•	a reduction in government payment rates under the Medicare End Stage Renal Disease program or other government-based programs and the impact of the Medicare Advantage benchmark structure;

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risks arising from potential and proposed federal and/or state legislation, regulation, ballot, executive action or other initiatives, including such initiatives related to healthcare and/or labor matters;

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the impact of the political environment and related developments on the current healthcare marketplace and on our business, including with respect to the future of the Affordable Care Act, the exchanges and many other core aspects of the current healthcare marketplace;

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our ability to successfully implement our strategy with respect to home-based dialysis, including maintaining our existing business and further developing our capabilities in a complex and highly regulated environment;

•	changes in pharmaceutical practice patterns, reimbursement and payment policies and processes, or pharmaceutical pricing, including with respect to calcimimetics;

•	legal and compliance risks, such as our continued compliance with complex government regulations;

•	continued increased competition from dialysis providers and others, and other potential marketplace changes;

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our ability to maintain contracts with physician medical directors, changing affiliation models for physicians, and the emergence of new models of care introduced by the government or private sector that may erode our patient base and reimbursement rates, such as accountable care organizations, independent practice associations and integrated delivery systems;

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our ability to complete acquisitions, mergers or dispositions that we might announce or be considering, on terms favorable to us or at all, or to integrate and successfully operate any business we may acquire or have acquired, or to successfully expand our operations and services in markets outside the United States, or to businesses outside of dialysis;

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uncertainties related to potential payments and/or adjustments under certain provisions of the equity purchase agreement for the sale of our DaVita Medical Group (DMG) business, such as post-closing adjustments and indemnification obligations;

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the variability of our cash flows, including without limitation any extended billing or collections cycles; the risk that we may not be able to generate or access sufficient cash in the future to service our indebtedness or to fund our other liquidity needs; and the risk that we may not be able to refinance our indebtedness as it becomes due, on terms favorable to us or at all;

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factors that may impact our ability to repurchase stock under our stock repurchase program and the timing of any such stock repurchases, as well as our use of a considerable amount of available funds to repurchase stock;

•	risks arising from the use of accounting estimates, judgments and interpretations in our financial statements;

•	impairment of our goodwill, investments or other assets; and

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uncertainties associated with the other risk factors set forth in DaVita Inc.'s Annual Report on Form 10-K for the year ended December 31, 2019, and the risks and uncertainties discussed in any subsequent reports that DaVita has filed or furnished with the Securities and Exchange Commission from time to time.

Contact Information
Investors:
Jim Gustafson
(310) 536-2585
Jim.Gustafson@davita.com

Media:
Kate Stabrawa
303-876-7527
Kate.Stabrawa@DaVita.com